RAIT FINANCIAL TRUST
(a Maryland real estate investment trust)
$70,000,000
7.125% Senior Notes due 2019

August 11, 2014

Deutsche Bank Securities Inc.
Barclays Capital Inc.
Keefe Bruyette & Woods, Inc.
Credit Suisse Securities (USA) LLC

as Representatives of the several Underwriters

c/o Deutsche Bank Securities Inc.
60 Wall Street, 2nd Floor
New York, New York 10005

c/o Barclays Capital Inc.
745 Seventh Avenue
New York, NY 10019

c/o Keefe Bruyette & Woods, Inc.
787 Seventh Avenue, 4th Floor
New York, New York 10019

c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010

Ladies and Gentlemen:

RAIT Financial Trust, a Maryland real estate investment trust (the “Company”), confirms its agreement with each of the underwriters listed on Schedule A hereto (collectively, the “Underwriters”), for whom Deutsche Bank Securities Inc., Barclays Capital Inc., Keefe Bruyette & Woods, Inc. and Credit Suisse Securities (USA) LLC are acting as the representatives (in such capacity, the “Representatives”), on the terms set forth herein, with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth on said Schedule A of $70,000,000 aggregate principal amount of the Company’s 7.125% Senior Notes due 2019 (the “Initial Securities”) and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of an additional $10,500,000 aggregate principal amount of its 7.125% Senior Notes due 2019 (the “Option Securities” and, together with the Initial Securities, the “Securities”) to cover overallotments, if any. The Securities are to be issued pursuant to an indenture dated as of December 10, 2013 (the “Base Indenture”) between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture thereto, dated as of December 10, 2013 (the “First Supplemental Indenture”), as further amended and supplemented by the second supplemental indenture thereto, dated as of April 14, 2014 (the “Second Supplemental Indenture”), and as further amended and supplemented by the third supplemental indenture thereto, to be dated as of August 14, 2014 (the “Third Supplemental Indenture,” and, together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations promulgated thereunder, the “1939 Act”).

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-195547) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which shelf registration statement was declared effective by the Commission on May 13, 2014. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), and is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. Each preliminary prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means 5:20 p.m., New York City time, on August 11, 2014, or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” (i) the most recent preliminary prospectus (including any documents incorporated therein by reference), (ii) the Issuer General Use Free Writing Prospectuses, if any, identified in Schedule B hereto, including the final term sheet prepared and filed pursuant to Section 3(l) hereof, and (iii) any other free writing prospectus (as defined in Rule 433 of the 1933 Act Regulations) that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, at or after the execution and delivery of this Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations. Each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to (i) the Statement of Eligibility on Form T-1 of the Trustee under the 1939 Act or (ii) statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the third and eighth paragraphs under the heading “Underwriting” and the second sentence of the eleventh paragraph under the heading “Underwriting,” in each case, contained in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v) Independent Accountants. Grant Thornton LLP, the accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Regulations and the Public Accounting Oversight Board. KPMG LLP, the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Regulations and the Public Accounting Oversight Board.

(vi) Financial Statements; Non-GAAP Financial Measures. The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference therein. Except as included or incorporated by reference therein, no other historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for the regular dividends on the Company’s common shares of beneficial interest, par value $0.03 per share, disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and the regular quarterly dividends on the Company’s outstanding preferred shares of beneficial interest, par value $0.01 per share, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(viii) Good Standing of the Company. The Company has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland and has trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Indenture; and the Company is duly qualified as a foreign organization to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(ix) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary,” and collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of or other ownership interests in each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and the capital stock owned by the Company is owned, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of or other ownership interests in any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Schedule D attached hereto.

(x) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or similar rights of any securityholder of the Company.

(xi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xii) Authorization of the Indenture. The Indenture has been duly authorized by the Company and duly qualified under the 1939 Act and, when duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xiii) Authorization of the Securities. The Securities have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xiv) Description of the Securities and the Indenture. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its declaration of trust, charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture, the issuance and sale of the Securities, and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and under the Indenture have been duly authorized by all necessary trust action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust, charter, by-laws or similar organizational document of the Company or any of its subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which might result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the execution and delivery by the Company of this Agreement or the Indenture, for the issuance and sale of the Securities hereunder or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the Financial Industry Regulatory Authority, the rules of the New York Stock Exchange or state securities laws.

(xxi) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(xxii) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the General Disclosure Package and the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, the General Disclosure Package or the Prospectus, are in full force and effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

(xxiv) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in XBRL incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s trustees or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxvii) Payment of Taxes. All tax returns of the Company and its subsidiaries required by law to be filed have been filed and are accurate and complete in all material respects. All material taxes of the Company and its subsidiaries that are due and payable have been paid, except assessments that are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(xxviii) Taxation as a Real Estate Investment Trust. Each of the Company, Taberna Realty Finance Trust (“Taberna”) and Independent Realty Trust, Inc. (“IRT”), for each of their respective taxable years, has been organized and has operated in conformity with the requirements for qualification as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), and has been subject to taxation as a real estate investment trust. Each of the Company’s, Taberna’s and IRT’s organization and current and proposed methods of operation, as described in the Registration Statement, the General Disclosure Package and the Prospectus, will enable the Company and Taberna and IRT to meet the requirements for qualification and taxation as a real estate investment trust under the Code for the taxable year ending December 31, 2014 and thereafter. None of the Company, Taberna or IRT has taken any action that could jeopardize its qualification as a real estate investment trust under the Code. The discussion set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Additional Material U.S. Federal Income Tax Considerations” and the discussion incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus from Exhibit 99.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 are fair and correct summaries of the matters referred to therein.

(xxix) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxx) Investment Company Act. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be, required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxxii) Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xxxiii) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxxiv) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any trustee, director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, joint venture partners or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxv) Lending Relationship. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter.

(xxxvi) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii) FINRA Matters. The Company was, at the time the Registration Statement was first filed with the Commission, and at all times thereafter has been eligible to use Form S-3 pursuant to the standards for that form that were in effect immediately prior to October 21, 1992.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective principal amount of Initial Securities set forth opposite such Underwriter’s name in Schedule A hereto at a price equal to 96.25% of the principal amount thereof (the “Purchase Price”), plus any additional principal amount of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase the Option Securities, at the purchase price set forth in paragraph (a) above. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company setting forth the amount of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (if other than the Closing Time, a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option described in Section 2(b) is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total principal amount of Option Securities then being purchased which the total principal amount of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total principal amount of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Initial Securities, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 at 10:00 A.M. New York City time on August 14, 2014, or at such other time or place on the same or such other date, not later than the tenth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Initial Securities is referred to herein as the “Closing Time.” Payment for the Securities to be purchased at the Closing Time or any Date of Delivery, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (“DTC”), for the respective accounts of the several Underwriters of the Securities to be purchased on such date, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of Hunton & Williams LLP not later than 1:00 P.M., New York City time, on the business day prior to the Closing Time or the Date of Delivery, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Representatives may reasonably request. The Company will give the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein). The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Registration Statement, the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Listing. The Company will use its best efforts to apply to list the Securities on The New York Stock Exchange as soon as practicable after the date hereof and to effect and maintain the listing, subject to notice of issuance, of the Securities on The New York Stock Exchange.

(i) Restriction on Sale of Securities. During a period of 60 days from the date of the Prospectus, the Company will not, without the prior written consent of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, purchase any option or contract to sell, sell or grant any option, right or warrant to purchase or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company that are substantially similar to the Securities or any securities convertible into or exercisable or exchangeable for such debt securities, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of debt securities issued or guaranteed by the Company that are substantially similar to the Securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of such debt securities or securities convertible into or exercisable or exchangeable for such debt securities, in cash or otherwise, (iii) file with the Commission any registration statement under the 1933 Act with respect to any of the foregoing, or (iv) publicly disclose the intention to do any of the foregoing. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or (B) the filing with the Commission of a universal shelf registration statement on Form S-3 covering the registration of up to $1,000,000,000 of the Company’s securities, which may include, among other securities, debt securities issued or guaranteed by the Company that are substantially similar to the Securities and the securities that are convertible into or exercisable or exchangeable for such debt securities.

(j) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(k) Qualification as a REIT. Each of the Company, Taberna and IRT will continue to use its best efforts to meet the requirements to qualify as a real estate investment trust under the Code.

(l) Final Term Sheet; Issuer Free Writing Prospectuses. The Company will prepare a final term sheet (the “Final Term Sheet”), in the form set forth in Schedule C hereto, reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 or the 1933 Act Regulations prior to the close of business two business days after the date hereof; provided that the Company shall furnish the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object. The Company agrees that, unless it obtains the prior written consent of the Representatives, which such consent shall not be unreasonably delayed or denied, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule B hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(m) DTC Eligibility. The Company will use its commercially reasonable efforts in cooperation with the Representatives to obtain permission for the Securities to be eligible for clearance and settlement through DTC.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) preparation, issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the costs and expenses of qualifying the Securities for settlement through the facilities of DTC (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (viii) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange, (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii), (x) the costs, expenses, fees and taxes incident to the authorization, preparation, issuance, execution, authentication and delivery of the Securities and the Indenture, including any expenses of the Trustee and any paying agent (including related fees and expenses of any outside counsel to such parties); and (xi) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 9(a)(i) or Section 9(a)(iii) hereof or if the Company shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell the amount of Securities that it is obligated to sell hereunder, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at the Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company shall have complied with each request (if any) from the Commission for additional information.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinions, addressed to the Underwriters and dated the Closing Time, of Ledgewood, a professional corporation, counsel for the Company, in the form of Exhibit A-1 and Exhibit A-2 hereto.

(c) Opinion of Special Maryland Counsel for Company; Opinion of Special Cayman Islands Counsel for the Company. At the Closing Time, the Representatives shall have received the favorable opinion, addressed to the Underwriters and dated the Closing Time, of Duane Morris LLP, special Maryland counsel for the Company, in the form of Exhibit B hereto. At the Closing Time, the Representatives shall have received the favorable opinion, addressed to the Underwriters and dated the Closing Time, of Walkers, special Cayman Islands counsel for the Company, in the form of Exhibit C hereto.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion, addressed to the Underwriters and dated the Closing Time, of Hunton & Williams LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer and President of the Company or the Chief Operating Officer of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated and (v) there has been no decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the 1934 Act) except, in the case of the Company’s subsidiaries, for decreases or withdrawals that would not have a Material Adverse Effect or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(f) Accountant’s Comfort Letters. At the time of the execution of this Agreement, the Representatives shall have received from Grant Thornton LLP and KPMG LLP letters, each dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(g) Bring-down Comfort Letters. At the Closing Time, the Representatives shall have received from Grant Thornton LLP and KPMG LLP letters, each dated as of the Closing Time, to the effect that each such firm reaffirms the statements made in its respective letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) [Reserved].

(i) Application to List the Securities. At the Closing Time, the Company shall have submitted an application to list the Securities on the New York Stock Exchange.

(j) Maintenance of Rating. Since the execution of this Agreement, there shall not have been any decrease in or withdrawal of the rating of any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 15c3-1 under the 1934 Act) except, in the case of the Company’s subsidiaries, for decreases or withdrawals that would not have a Material Adverse Effect or any notice given of any intended or potential decrease in or withdrawal of any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(k) Appointment of Trustee. The Company shall have appointed the Trustee, or an agent or agents satisfactory to the Trustee, to act as registrar and paying agent under the Indenture.

(l) Conditions to Purchase of Option Securities. In the event that the Underwriters exercises the option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificate. A certificate, dated such Date of Delivery, of the Chief Executive Officer and President of the Company or the Chief Operating Officer of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii) Opinions of Counsel for Company. The favorable opinion of Ledgewood, a professional corporation, counsel for the Company, together with the favorable opinions of Duane Morris LLP, special Maryland counsel for the Company, and Walkers, special Cayman Islands counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, addressed to the Underwriters and dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) and Section 5(c) hereof.

(iii) Opinion of Counsel for Underwriters. The favorable opinion of Hunton & Williams LLP, counsel for the Underwriters, addressed to the Underwriters dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(iv) Bring-down Comfort Letters. Letters from Grant Thornton LLP and KPMG LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(g) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(m) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14 and 15 shall survive any such termination and remain in full force and effect. No action taken pursuant to this Section shall relieve the Company from any liability in respect of any such default.

SECTION 6. Indemnification.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its directors, officers, employees and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company, Trustees and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its trustees, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each trustee of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the total principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

SECTION 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time or any Date of Delivery (if different from the Closing Time and then only as to the Option Securities) (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange, the NYSE MKT LLC or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14 and 15 shall survive such termination and remain in full force and effect.

SECTION 10. Default by Underwriters. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule A hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule A hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at (i) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets Syndicate, fax: (212) 797-2202, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, 36 th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4561; (ii) Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, Attention: Syndicate Registration, fax (646) 834-8133, and if such notice is provided pursuant to Section 6 or Section 7 hereof, with a copy to Office of the General Counsel, Barclays Capital Inc., 745 7th Avenue, New York, New York 10019, fax: (212) 520-0421; (iii) Keefe Bruyette & Woods, Inc., 787 Seventh Avenue, 4th Floor, New York, New York 10019, Attention: Capital Markets, fax: (212) 582-1592; and (iv) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010, Attention: LCD-IBD. Notices to the Company shall be directed to it at RAIT Financial Trust, Cira Centre, 2929 Arch Street, 17th Floor, Philadelphia, Pennsylvania 19104, attention of Chief Financial Officer, fax: (215) 405-2945.

SECTION 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or their respective shareholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 15. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by, and construed in accordance with the laws of, the State of New York without regard to its choice of law provisions.

SECTION 16. Time. Time shall be of the essence of this Agreement. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 17. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Facsimile copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

SECTION 19. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(a)If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

RAIT FINANCIAL TRUST

By:/s/ James Sebra
Name: James Sebra
Title: Chief Financial Officer

[Underwriting Agreement – RAIT Financial Trust – Senior Notes due 2019]Accepted and agreed to as of the date first above written, on behalf of themselves and the several other Underwriters named on Schedule A hereto:

DEUTSCHE BANK SECURITIES INC.

By:/s/ Jared Birnbaum
Name: Jared Birnbuam
Title: Managing Director

By:/s/ John Han
Name: John Han
Title: Director

BARCLAYS CAPITAL INC.

By:/s/ Peter Scoth
Name: Peter Scoth
Title: Managing Director

KEEFE BRUYETTE & WOODS, INC.

By:/s/ Jennifer Fuller
Name: Jennifer Fuller
Title: Director

CREDIT SUISSE SECURITIES (USA) LLC .

By:/s/ Spencer Haimes
Name: Spencer Haimes
Title: Managing Director

[Underwriting Agreement – RAIT Financial Trust – Senior Notes due 2019]SCHEDULE A

Principal Amount of
Initial Securities
Underwriter	to be purchased
Deutsche Bank Securities Inc. Barclays Capital Inc. Keefe Bruyette & Woods, Inc.Credit Suisse Securities (USA) LLCLadenburg Thalmann & Co. Inc. MLV & Co. LLCWilliam Blair & Company, L.L.C.Compass Point Research & Trading, LLCDrexel Hamilton, LLCNational Securities Corporation	$18,200,000
18,200,000
14,000,000
7,000,000
2,800,000
2,800,000
2,800,000
1,400,000
1,400,000
1,400,000
Total	$70,000,000

SCHEDULE B

Issuer General Use Free Writing Prospectuses

Final term sheet containing the terms of the Securities, substantially in the form of Schedule
C attached hereto.SCHEDULE C

(See Attached)

PRICING TERM SHEET
RAIT Financial Trust
7.125% Senior Notes due 2019
August 11, 2014

The information in this pricing term sheet relates only to RAIT Financial Trust’s offering (the “Offering”) of its 7.125% Senior Notes due 2019 and should be read together with (i) the preliminary prospectus supplement dated August 11, 2014 relating to the Offering, including the documents incorporated by reference therein, filed pursuant to Rule 424(b) under the Securities Act of 1933 (the “Preliminary Prospectus Supplement”) and (ii) the accompanying prospectus contained in Registration Statement No. 333-195547.

Issuer:	RAIT Financial Trust, a Maryland real estate investment trust
Title of Securities:	7.125% Senior Notes due 2019 (the “Notes”)
CUSIP / ISIN:	749227 880 / US7492278806
Trade Date:	August 11, 2014
Settlement Date:	T+3, or August 14, 2014
Listing:	The Issuer intends to apply to list the Notes on the New York Stock Exchange and, if the application is approved, expects trading in the Notes to begin within 30 days after the Notes are first issued.
Aggregate Principal Amount Offered:	$70,000,000 aggregate principal amount of the Notes (or a total of $80,500,000 aggregate principal amount of the Notes if the underwriters exercise in full their option to purchase additional Notes)
Pro Forma Outstanding Indebtedness:
After giving effect to the issuance of the
Notes (assuming no exercise by the
underwriters of their option to purchase
additional Notes), the Issuer’s total
consolidated indebtedness would have been
approximately $2.49 billion as of June 30,
2014.

Maturity Date:	August 30, 2019 unless earlier redeemed or repurchased
Price to Public:	100% (or $25 per Note) plus accrued interest, if any, from August 14, 2014
Interest Rate:	7.125% per annum, accruing from August 14, 2014
Interest Payment Dates:	February 28, May 30, August 30 and November 30 of each year beginning on November 30, 2014
Optional Redemption:
Prior to August 30, 2017, the Notes will not
be redeemable. On or after August 30, 2017 and
prior to the maturity date, the Issuer may
redeem for cash all or part of the Notes, upon
not less than 30 nor more than 60 calendar
days’ notice before the redemption date to the
trustee, the paying agent and each holder of
Notes. The redemption price will be equal to
100% of the principal amount of the Notes to
be redeemed, plus accrued and unpaid interest
to, but excluding, the redemption date (unless
the redemption date falls after a regular
record date but on or prior to the immediately
succeeding interest payment date, in which
case the Issuer will pay the full amount of
accrued and unpaid interest to the holder of
record as of the close of business on such
regular record date, and the redemption price
will be equal to 100% of the principal amount
of the Notes to be redeemed).

Fundamental Change Repurchase Event:
If a Fundamental Change (as defined in the
preliminary prospectus relating to the
Offering) occurs at any time, holders will
have the right, at their option, to require
the Issuer to repurchase for cash any or all
of their Notes, or any portion of the
principal amount thereof that is equal to $25
or an integral multiple of $25 in excess
thereof. The price the Issuer is required to
pay is equal to 101% of the principal amount
of the Notes to be repurchased, plus accrued
and unpaid interest to, but excluding, the
repurchase date (unless the repurchase date
falls after a regular record date but on or
prior to the interest payment date to which
such regular record date relates, in which
case the Issuer will instead pay the full
amount of accrued and unpaid interest to the
holder of record on such regular record date,
and the repurchase price will be equal to 101%
of the principal amount of the Notes to be
repurchased).

Aggregate Underwriting Discount:	$2,625,000 ($3,018,750 if the underwriters exercise in full their option to purchase additional Notes)
Net Proceeds:
The estimated net proceeds from the sale of
the Notes will be approximately $67,125,000
(or approximately $77,231,250 if the
underwriters exercise in full their option to
purchase additional Notes), after deducting
underwriting discounts and the Issuer’s
estimated offering expenses.

Use of Proceeds:	The Issuer intends to use the net proceeds from the sale of the Notes for working capital and general trust purposes.
Joint Book-Running Managers:	Deutsche Bank Securities Inc. Barclays Capital Inc. Keefe, Bruyette & Woods, a Stifel Company Credit Suisse Securities (USA) LLC
Senior Co-Managers:	Ladenburg Thalmann & Co. Inc. MLV & Co. LLC. William Blair & Company, L.L.C.
Co-Managers	Compass Point Research & Trading, LLC Drexel Hamilton, LLC National Securities Corporation
Settlement Method:	Book-entry form through The Depository Trust Company

The Issuer has filed a registration statement (including a prospectus, dated May 13, 2014, and a related preliminary prospectus supplement, dated August 11, 2014) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the related preliminary prospectus supplement in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. at 1-800-503-4611, Barclays Capital Inc. at 1-888-603-5847, Keefe Bruyette & Woods, Inc. at 1-800-966-1559, or Credit Suisse Securities (USA) LLC at 1-800-221-1037.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE D

Subsidiaries

Each entity listed below is either a partnership or disregarded entity for federal income tax purposes, except for entities designated as a qualified REIT subsidiary (QRS), taxable REIT subsidiary (TRS), real estate investment trust (REIT) or grantor trust.

156 William Leasing Manager, LLC, a Delaware limited liability company
444 Cedar Tower Member, LLC, a Delaware limited liability company
444 Cedar Tower Owner, LLC, a Delaware limited liability company
1437 7th Street Preferred Member, LLC, a Delaware limited liability company
1901 Newport Investor, LLC, a Delaware limited liability company
210-218 The Promenade North LLC, a California limited liability company
Apartments of Mandalay Bay, LLC, a Delaware limited liability company
Aslan Terrace, LLC, a Kentucky limited liability company
Augusta Apartments Nevada, LLC, a Delaware limited liability company
Balcones Club Apartments Holdings, LLC, a Delaware limited liability company
Balcones Club Apartments Investor, LLC, a Delaware limited liability company
Beachcomber Beach Resort Florida, LLC, a Delaware limited liability company
Belle Creek IR Holdings, LLC, a Delaware limited liability company
Boca Yamato, LLC, a Delaware limited liability company
Brandywine-Cherry Hill, Inc., a New Jersey corporation (QRS)
Brandywine-Willow Grove, Inc., a Pennsylvania corporation (QRS)
Briargate Class B Member, LLC, a Delaware limited liability company
Broadstone I Preferred, LLC, a Delaware limited liability company
Cardinal Motel Florida, LLC, a Delaware limited liability company
Cascades Townhomes and Apartments Holdco, LLC, a Delaware limited liability company
Castagna Capital I, LLC, a Delaware limited liability company
Centrepoint IR Holdings, LLC, a Delaware limited liability company
Centrepoint Member, LLC, a Delaware limited liability company
Coles Crossing GP Member, LLC, a Delaware limited liability company
Coles Crossing Preferred Member, LLC, a Delaware limited liability company
Colonial Parc Apartments Arkansas, LLC, a Delaware limited liability company
Colonial Parc Member, LLC, a Delaware limited liability company
Copper Mill IR Holdings, LLC, a Delaware limited liability company
Copper Mill Member, LLC, a Delaware limited liability company
Creekside Equity Partner, LLC, a Delaware limited liability company
Creekstone Colony Lakes Holdings, LLC, a Delaware limited liability company
Creekstone Colony Lakes Member, LLC, a Delaware limited liability company
Creekstone Colony Lakes, LLC, a Delaware limited liability company
Crestmont IR Holdings, LLC, a Delaware limited liability company
Crestmont Member, LLC, a Delaware limited liability company
RAIT Commercial, LLC, a Delaware limited liability company
Cumberland IR Holdings, LLC, a Delaware limited liability company
Cumberland Member, LLC, a Delaware limited liability company
Daytona Portfolio, LLC, a Delaware limited liability company
Del Aire Florida, LLC, a Delaware limited liability company
Desert Wind Arizona Owner, LLC, a Delaware limited liability company
Desert Wind Holdings, LLC, a Delaware limited liability company
Eagle Ridge Apartments California, LLC, a Delaware limited liability company
Eagle Ridge Apartments Solar, LLC, a Delaware limited liability company
Eagle Ridge Member, LLC, a Delaware limited liability company
Eagle Ridge, LLC, a Delaware limited liability company
Ellington Condo Acquisitions, LLC, a Delaware limited liability company
Ellington Condos Florida, LLC, a Delaware limited liability company
Ellington Development Florida, LLC, a Delaware limited liability company
Ellington Member, LLC, a Delaware limited liability company
Emerald Bay Apartments Nevada, LLC, a Delaware limited liability company
Emerald Bay Manager, LLC, a Delaware limited liability company
Emerald Bay Member, LLC, a Delaware limited liability company
Executive Center Member, LLC, a Delaware limited liability company
Executive Center Wisconsin, LLC, a Delaware limited liability company
Four Resource Member, LLC, a Delaware limited liability company
Four Resource Square, LLC, a Delaware limited liability company
Global Insurance Advisors, LLC, a Delaware limited liability company
Governor’s Ridge Apartments Owner, LLC, a Delaware limited liability company
Grand Terrace Apartments California, LLC, a Delaware limited liability company
Grand Terrace Apartments Solar, LLC, a Delaware limited liability company
Grand Terrace Member, LLC, a Delaware limited liability company
Grand Terrace, LLC, a Delaware limited liability company
Heritage Trace IR Holdings, LLC, a Delaware limited liability company
Heritage Trace Member, LLC, a Delaware limited liability company
Holland Gardens Equity Partner, LLC, a Delaware limited liability company
Independence Mortgage Fund I OP Holder, LLC, a Delaware limited liability company
Independence Mortgage Fund I, LLC, a Delaware limited liability company
Independence Mortgage Fund I, LP, a Delaware limited partnership
Independence Mortgage Fund Manager, LLC, a Delaware limited liability company
Independence Mortgage Fund REIT I, Inc., a Delaware corporation (QRS)
Independence Mortgage Fund Sub I, Inc., a Delaware corporation (QRS)
Independence Mortgage Trust OP Holder, LLC, a Delaware limited liability company
Independence Mortgage Trust, Inc., a Delaware corporation (QRS)
Independence Mortgage Trust, LP, a Delaware limited partnership
Independence Realty Advisors, LLC, a Delaware limited liability company
Independence Realty Securities, LLC, a Delaware limited liability company
Independence Realty Trust, Inc., a Maryland corporation (REIT)
Inverness Preferred Member, LLC, a Delaware limited liability company
Jupiter Communities, LLC, a Delaware limited liability company
Knoxville Preferred Member, LLC, a Delaware limited liability company
Lafayette English Apartments, LP, a Texas limited partnership
Lafayette English GP, LLC, a Delaware limited liability company
Lafayette English Member, LLC, a Delaware limited liability company
Las Vistas Arizona Owner, LLC, a Delaware limited liability company
Las Vistas Holdings, LLC, a Delaware limited liability company
Lexington Mill Mississippi Member, LLC, a Delaware limited liability company
Lexington Mill Mississippi Owner, LLC, a Delaware limited liability company
Long Beach Promenade Holdings, LLC, a Delaware limited liability company
M&A Texas Balcones Club LLC, a Texas limited liability company
Madison Park Apartments Indiana, LLC, a Delaware limited liability company
Madison Park Member, LLC, a Delaware limited liability company
Mandalay Investor I, LLC, a Delaware limited liability company
Mandalay Investor II, LLC, a Delaware limited liability company
Mandalay Member, LLC, a Delaware limited liability company
Mandalay Owner Texas, LLC, a Delaware limited liability company
Mays Crossing Member, LLC, a Delaware limited liability company
McDowell Mountain Arizona, LLC, a Delaware limited liability company
McDowell Mountain Member LLC, a Delaware limited liability company
MC Phase II Leasehold, LLC, a Delaware limited liability company
MC Phase II Owner, LLC, a Delaware limited liability company
Meadows on Westbrook Investor, LLC, a Delaware limited liability company
MGS Gift Shop Florida, LLC, a Delaware limited liability company
Mineral Center Colorado, LLC, a Delaware limited liability company
Mineral Center Member, LLC, a Delaware limited liability company
Murrells Retail Associates, LLC, a Delaware limited liability company
Murrells Retail Holdings, LLC, a Delaware limited liability company
New Stonecrest Preferred, LLC, a Delaware limited liability company
Oakland Park Member, LLC, a Delaware limited liability company
Oakland Park Owner, LLC, a Delaware limited liability company
Oakland Square Member, LLC, a Delaware limited liability company
Oakland Square Owner, LLC, a Delaware limited liability company
Oyster Point Apartments Virginia, LLC, a Delaware limited liability company
Oyster Point Member, LLC, a Delaware limited liability company
Penny Lane Arizona Owner, LLC, a Delaware limited liability company
Penny Lane Holdings, LLC, a Delaware limited liability company
Pinecrest Member, LLC, a Delaware limited liability company
PlazAmericas Mall Texas, LLC, a Delaware limited liability company
PRG-RAIT Portfolio Manager, LLC, a Delaware limited liability company
PRG-RAIT Portfolio Member, LLC, a Delaware limited liability company
RAIT 2013-FL1, LLC, a Delaware limited liability company
RAIT 990 Stewart Avenue Owner, LLC, a Delaware limited liability company
RAIT Amarillo, LLC, a Delaware limited liability company
RAIT Aslan Terrace, LLC, a Delaware limited liability company
RAIT Asset Holdings, LLC, a Delaware limited liability company
RAIT Asset Holdings IV, LLC, a Delaware limited liability company
RAIT Asset Management, LLC, a Delaware limited liability company
RAIT Atria, LLC, a Delaware limited liability company
RAIT Broadstone, Inc. , a Delaware corporation (QRS)
RAIT Capital Corp., a Delaware corporation (QRS)
RAIT Capital Limited, an Ireland limited company (TRS)
RAIT CMBS Conduit I, LLC, a Delaware limited liability company
RAIT CMBS Conduit II, LLC, a Delaware limited liability company
RAIT Community Development Fund, LP, a Pennsylvania limited partnership
RAIT CRE CDO I, LLC, a Delaware limited liability company
RAIT CRE CDO I, Ltd., a Cayman Island exempted company (QRS)
RAIT CRE Conduit I, LLC, a Delaware limited liability company
RAIT CRE Conduit II, LLC, a Delaware limited liability company
RAIT CRE Holdings, LLC, a Delaware limited liability company
RAIT Equity Holdings I, LLC, a Delaware limited liability company
RAIT Executive Mews Manager I, Inc., a Delaware corporation (QRS)
RAIT Executive Mews Manager II, Inc., a Delaware corporation (QRS)
RAIT Executive Mews Manager III, Inc., a Delaware corporation (QRS)
RAIT Funding, LLC, a Delaware limited liability company (TRS)
RAIT General, Inc., a Maryland corporation (QRS)
RAIT Jupiter Holdings, LLC, a Delaware limited liability company (TRS)
RAIT Limited, Inc., a Maryland corporation (QRS)
RAIT Lincoln Court, LLC, a Delaware limited liability company
RAIT Loan Acquisitions I, LLC, a Delaware limited liability company
RAIT NTR Holdings, LLC, a Delaware limited liability company
RAIT Partnership, L.P., a Delaware limited partnership
RAIT Preferred Funding II, LLC, a Delaware limited liability company
RAIT Preferred Funding II, Ltd., a Cayman Island exempted company (QRS)
RAIT Preferred Holdings I, LLC, a Delaware limited liability company
RAIT Preferred Holdings II, LLC, a Delaware limited liability company
RAIT Quito-B, LLC, a Delaware limited liability company
RAIT Quito-C, LLC, a Delaware limited liability company
RAIT Reuss B Member, LLC, a Delaware limited liability company
RAIT Reuss C Member, LLC, a Delaware limited liability company
RAIT Reuss D Member, LLC, a Delaware limited liability company
RAIT Reuss Federal Plaza, LLC, a Delaware limited liability company
RAIT Reuss Member, LLC, a Delaware limited liability company
RAIT Rutherford A, LLC, a Delaware limited liability company
RAIT Sabel Key Manager, Inc., a Delaware corporation (QRS)
RAIT Sharpstown TRS, LLC, a Delaware limited liability company
RAIT Stonecrest, LLC, a Delaware limited liability company
RAIT TRS, LLC, a Delaware limited liability company (TRS)
RAIT Urban Equity Holdings, LLC, a Delaware limited liability company
RAIT Urban Holdings, LLC, a Delaware limited liability company
RAIT-CVI III, LLC, a Delaware limited liability company
RAIT-PRG Member, LLC, a Delaware limited liability company
Regency Manor Florida Owner, LLC, a Delaware limited liability company
Regency Manor Member, LLC, a Delaware limited liability company
Regency Meadows Nevada Member, LLC, a Nevada limited liability company
Regency Meadows Nevada, LLC, a Nevada limited liability company
Regency Meadows, LLC, a Delaware limited liability company
REM-Cherry Hill, LLC, a New Jersey limited liability company
REM-Willow Grove, Inc., a Pennsylvania corporation (QRS)
REM-Willow Grove, L.P., a Pennsylvania limited partnership
Remington Florida Member, LLC, a Delaware limited liability company
Remington Florida, LLC, a Delaware limited liability company
River Park West Apartments Owner, LLC, a Delaware limited liability company
Rutherford Plaza A Member I, LLC, a Delaware limited liability company
Rutherford Plaza A Member II, LLC, a Delaware limited liability company
Rutherford Plaza A Member III, LLC, a Delaware limited liability company
Rutherford Plaza Manager, Inc., a Delaware corporation (QRS)
Rutherford Preferred, LLC, a Delaware limited liability company
Sandal Ridge Arizona Owner, LLC, a Delaware limited liability company
Sandal Ridge Holdings, LLC, a Delaware limited liability company
Saxony Inn Florida, LLC, a Delaware limited liability company
Sharpstown Member, LLC, a Delaware limited liability company
Silversmith Creek Florida Member, LLC, a Delaware limited liability company
Silversmith Creek Florida Owner, LLC, a Delaware limited liability company
Southgreen Apartments Indiana, LLC, a Delaware limited liability company
Southgreen Member, LLC, a Delaware limited liability company
South Plaza Center Owner, LLC, a Delaware limited liability company
South Plaza Member, LLC, a Delaware limited liability company
South Terrace Apartments North Carolina, LLC, a Delaware limited liability company
South Terrace Holdco MM, LLC, a Delaware limited liability company
South Terrace Holdco, LLC, a Delaware limited liability company
St. Pete Beach Holdings, LLC, a Delaware limited liability company
Sunny Shores Resort Florida, LLC, a Delaware limited liability company
Taberna Capital Management, LLC, a Delaware limited liability company (TRS)
Taberna Equity Funding, Ltd., a Cayman Island exempted company (TRS)
Taberna Funding Capital Trust I, a Delaware statutory trust (grantor trust)
Taberna Funding Capital Trust II, a Delaware statutory trust (grantor trust)
Taberna IR Holdings Member, LLC, a Delaware limited liability company
Taberna Preferred Funding VIII, Ltd., a Cayman Islands exempted company (TRS)
Taberna Preferred Funding IX, Ltd., a Cayman Islands exempted company (TRS)
Taberna Preferred Funding VIII, Inc., a Delaware corporation (TRS)
Taberna Preferred Funding IX, Inc., a Delaware corporation (TRS)
Taberna Realty Finance Trust, a Maryland real estate investment trust (REIT)
Taberna Realty Holdings Trust, Maryland business trust (QRS)
Taberna VII Equity Trust, LLC, a Delaware limited liability company
Taberna IX Equity Trust, LLC, a Delaware limited liability company
TI Shopping Center, LLC, a Delaware limited liability company
Tiffany Square, LLC , a Delaware limited liability company
Tiffany Square Member, LLC , a Delaware limited liability company
Trails at Northpoint Mississippi Member, LLC, a Delaware limited liability company
Trails at Northpoint Mississippi Owner, LLC, a Delaware limited liability company
Treasure Island Resort Florida, LLC, a Delaware limited liability company
Tresa At Arrowhead Member, LLC, a Delaware limited liability company
Tresa IR Holdings, LLC, a Delaware limited liability company
Tuscany Bay Apartments Florida, LLC, a Delaware limited liability company
Tuscany Bay Member, LLC, a Delaware limited liability company
Union Medical Campus Owner, LLC, a Delaware limited liability company
Union Medical Campus Member, LLC, a Delaware limited liability company
Ventura Florida Member, LLC, a Delaware limited liability company
Ventura Florida Owner, LLC, a Delaware limited liability company
Vista Lago Condos, LLC, a Delaware limited liability company
Vista Lago Member, LLC, a Delaware limited liability company
Willow Creek Apartments Investor, LLC, a Delaware limited liability company
Willows at Lone Mountain West, LLC, a Nevada limited liability company
Willows Member, LLC, a Delaware limited liability company
Yamato Investor I, LLC, a Delaware limited liability company
Yamato Investor II, LLC, a Delaware limited liability company
Yamato Member, LLC, a Delaware limited liability company
Berkshire II Cumberland, LLC, an Indiana limited liability company
Berkshire Square, LLC, an Indiana limited liability company
Berkshire Square Managing Member, LLC, a Delaware limited liability company
Independence Realty Operating Partnership, LP, a Delaware limited partnership
IRT Arbors Apartments Owner, LLC, a Delaware limited liability company
IRT Belle Creek Apartments Colorado, LLC, a Delaware limited liability company
IRT Broad Ripple Trails Apartments Owner, LLC, a Delaware limited liability company
IRT Carrington Apartments Owner, LLC, a Delaware limited liability company
IRT Centrepoint Arizona, LLC, a Delaware limited liability company
IRT Copper Mill Apartments Texas, LLC, a Delaware limited liability company
IRT Crestmont Apartments Georgia, LLC, a Delaware limited liability company
IRT Crossings Owner, LLC, a Delaware limited liability company
IRT Cumberland Glen Apartments Georgia, LLC, a Delaware limited liability company
IRT Eagle Ridge Apartments Member, LLC, a Delaware limited liability company
IRT Eagle Ridge Apartments Owner, LLC, a Delaware limited liability company
IRT Gables Apartments Owner, LLC, a Delaware limited liability company
IRT Heritage Trace Apartments Virginia, LLC, a Delaware limited liability company
IRT Lenoxplace Apartments Owner, LLC, a Delaware limited liability company
IRT Limited Partner, LLC, a Delaware limited liability company
IRT OKC Portfolio Owner, LLC, a Delaware limited liability company
IRT OKC Portfolio Member, LLC, a Delaware limited liability company
IRT Runaway Bay Apartments, LLC, a Delaware limited liability company
IRT Tresa At Arrowhead Arizona, LLC, a Delaware limited liability company
IRT UPREIT Lender, LP, a Delaware limited partnership
IRT UPREIT Lender Limited Partner, LLC, a Delaware limited liability company
IRT Walnut Hill Apartments Owner, LLC, a Delaware limited liability company
King’s Landing LLC, a Delaware limited liability company